FOR IMMEDIATE RELEASE

RCS Capital Corporation
Sets First Quarter 2014 Earnings Release Date and Webcast

New York, New York, April 29, 2014 – RCS Capital Corporation (“RCAP” or the “Company”) (NYSE: RCAP), announced today that it will release its financial results for the first quarter of 2014 on Thursday, May 1, 2014 prior to the opening of the market.

The Company will host an earnings conference call reviewing these results and its operations beginning at 11:00 a.m. ET. The call will be conducted by Nicholas S. Schorsch, the Company’s Executive Chairman, William M. Kahane, Chief Executive Officer, and Brian D. Jones, Chief Financial Officer.

Dial-in instructions for the conference call and the replay are outlined below. This conference call will also be broadcast live over the Internet and can be accessed by all interested parties through the RCAP website, www.rcscapital.com, in the "Investor Relations" section. To listen to the live call, please go to the Company's "Investor Relations" section of the website at least 15 minutes prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay will be available shortly after the call on the RCAP website.

Conference Call Details

Live Call
Participant Dial In (USA Toll Free):	1-888-317-6003
Participant International Dial In:	1-412-317-6061
Canada Toll Free:	1-866-284-3684
Participant Elite Entry Number:	2914456

Conference Replay*
US Toll Free:	1-877-344-7529
International Toll:	1-412-317-0088
Canada Toll Free:	1-855-669-9658
Conference Number:	10045637

*Available one hour after the end of the conference call through July 1, 2014 at 9:00 a.m. E.T.

About RCAP

RCS Capital Corporation (NYSE: RCAP) is an investment firm expressly focused on the retail investor. RCAP is engaged in the wholesale distribution, investment banking and capital markets businesses, and a research business focused on alternative investments. RCAP also will be engaged in the retail advice and investment management business upon closing of pending acquisitions of independent broker-dealers, including Cetera, and an investment manager. RCAP's business is designed to capitalize, support, grow and manage direct investment and alternative investment programs, and to serve independent financial advisors and their clients. Additional information about RCAP can be found on its website at www.rcscapital.com. RCAP may disseminate information about itself, including the results of its operations and financial information, via social media platforms such as Facebook, LinkedIn and Twitter.

Important Notice

The statements in this press release include statements regarding the intent, belief or current expectations of RCAP and members of our management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Actual results may differ materially from those contemplated by such forward-looking statements, including as a result of the factors set forth in the Risk Factors section of RCAP’s prospectus. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Media Inquiries: Investor Inquiries:

Anthony J. DeFazio	Andrew G. Backman	Brian D. Jones
SVP of Public Relations	Managing Director Investor Relations and Public Relations	Chief Financial Officer
DDCworks	RCS Capital Corporation	RCS Capital Corporation
tdefazio@ddcworks.com	ABackman@rcscapital.com	BJones@rcscapital.com
Ph: 484-342-3600	Ph: 917-475-2135	Ph: 866-904-2988